FOR IMMEDIATE RELEASE

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Trutankless, Inc. Sets Record Date and Distribution Date for Spin-Off of Notation Labs, Inc.

Trutankless Shareholders to Receive Distribution of Shares in Notation Labs

(PHOENIX) November 24th, 2021 -- PHOENIX, /PRNewswire/ -- Trutankless, Inc. (OTCQB: TKLS) today announced that December 10th, 2021 has been set as the record date for the dividend of shares of common stock of Notation Labs, Inc. to be distributed to Trutankless, Inc. stockholders in order to effect the separation of Trutankless, Inc. and Notation Labs, Inc. into two independent companies. Each of the companies will be fully-reporting with the U.S. Securities and Exchange Commission.

Each Trutankless, Inc. stockholder of record as of the close of business on December 10th, 2021 will receive, on the distribution date, one share of Notation Labs, Inc. common stock for every four shares of Trutankless, Inc. common stock held. The share dividend is expected to be distributed to Trutankless, Inc. stockholders on or about December 30th, 2021. Immediately following the Distribution, those stockholders will own 100% of the outstanding common stock of Notation Labs, Inc.

No action will be required of Trutankless, Inc. stockholders to participate in the distribution and receive shares of Notation Labs, Inc. common stock. This release will be filed by the Company with the Securities and Exchange Commission as an exhibit to Form 8-K.

About Trutankless, Inc.:

Trutankless, Inc. (OTCQB: TKLS) is a technology-driven developer of accessible, next-generation home automation and efficiency systems. The Company's primary products are a line of electric tankless water heaters surpassing traditional tank water heaters in energy efficiency, output, dependability and environmental sustainability. The Company sells its products to plumbing wholesale distributors and dealers throughout the United States. Trutankless, Inc. was founded in 2008 and is headquartered in Scottsdale, Arizona.

Please visit www.trutankless.com or call 855-TO-BUY-TRU.

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About Notation Labs, Inc.:

Notation Labs, Inc. was incorporated as a Nevada corporation on August 28th, 2020 and has been a wholly owned subsidiary of Trutankless, Inc. Notation Labs mission is to innovate water technologies that conserve water and to produce products for consumers which are engineered to provide comfort and peace of mind. Pacific Stock Transfer is the transfer agent for Notation Labs, Inc.

www.notationlabs.io

Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the release by Trutankless of its line of electric tankless water heaters or added key strategic sales and distribution partners are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, risks of the key strategic sales and distribution partners ability to sell our product, and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results.

SOURCE Trutankless, Inc.